UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2012

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

McDonald’s Restaurant

On October 5, 2012, American Realty Capital Global Trust, Inc. (the “Company”), through a wholly owned subsidiary, entered into a purchase and sale agreement to acquire the fee simple interest in a McDonald’s restaurant located in Carlisle, United Kingdom. The seller has no material relationship with the Company and the acquisition will not be an affiliated transaction. Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the property, among other conditions. The purchase and sale agreement contains customary representations and warranties by the seller. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

The property contains approximately 9,000 rentable square feet and is 100% leased to McDonald’s Real Estate LLP, a subsidiary of McDonald’s Corporation, which carries an investment grade rating as determined by major credit rating agencies. The original lease has a 35-year term with 11.5 years remaining. Rent is adjusted to market every five years under the lease.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized straight line rental income for the initial lease term is approximately £0.1 million.

Item 8.01. Other Events.

Also on October 5, 2012, the Company declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00194520548 per day, based on a per share price of $10.00, which was previously authorized by the board of directors of the Company and contingent upon the Company’s placement of its first acquisition under contract. The distributions will begin to accrue 30 days following the Company’s initial property acquisition. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

A copy of the press release announcing that the Company placed its first acquisition under contract and the declaration of the Company’s initial distribution rate is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: October 5, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors